UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 17, 2008
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD
On January 17, 2008, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release announcing that it will continue its role as driveline supplier for the next generation of GM’s full-size trucks. This press release also contains updated disclosures regarding AAM's backlog of new and incremental business launching from 2008-2012. A copy of the press release is furnished as Exhibit 99.1.
On January 17, 2008, AAM issued a press release announcing that 558 UAW represented associates agreed to participate in AAM’s Buffalo Separation Program (BSP). A copy of the press release is furnished as Exhibit 99.2.
On January 17, 2008, AAM will make a presentation at the Automotive Analysts of New York Detroit Auto Show Conference and is expected to discuss the following:
AAM Awarded Driveline Design and Manufacturing Responsibilities for GM’s Next Generation Full-Size Truck Program:
AAM’s sales of driveline components relating to GM’s full-size pick-ups and SUVs, known as the GMT900 program, represent more than half of AAM’s annual sales.
While GM has not yet finalized product definitions and other pertinent engineering details, AAM expects the scope and magnitude of AAM’s role on the successor program to be substantially the same as on the existing program.
Buffalo Separation Program:
The BSP is a voluntary separation program that was offered to approximately 650 UAW represented associates at AAM’s Buffalo Gear, Axle & Linkage facility in Buffalo, New York. Production at this facility was idled in December 2007.
Under this voluntary separation program, AAM offered a range of retirement incentives and buy-outs to eligible associates beginning in September 2007. Associates who retired as part of this program will retain all vested pension and postretirement benefits. Associates who accepted a buy-out will retain vested pension benefits, but forfeited other postretirement benefits.
On August 14, 2007, AAM estimated that it would incur special charges of as much as $85 million for the BSP, including pension and other postretirement benefit curtailments and special termination benefits.
AAM currently estimates that the total cost of the BSP will approximate $56 million. AAM paid $46.4 million of this total amount in the fourth quarter of 2007. The estimated cash cost to be paid in 2008 approximates $7.4 million.
In addition to the BSP, AAM has also funded other attrition programs, redeployed machinery and equipment to support new programs and took other actions to rationalize underutilized capacity in 2007. Together with the BSP, AAM currently estimates that it will incur special charges and non-recurring operating costs of approximately $90 million for these items in 2007.
Updated 2007 cash flow guidance:
AAM has updated its cash flow guidance for the year ended December 31, 2007.
AAM defines free cash flow to be net cash provided by operating activities less capital expenditures and dividends paid.
Net cash provided by operating activities in 2007 is expected to approximate $370 million. AAM’s capital spending in 2007 was approximately $190 million. Reflecting the impact of this activity and dividend payments of approximately $32 million, AAM currently estimates free cash flow will approximate $150 million for the full year 2007.
AAM’s 2007 cash flow results reflect the impact of approximately $130 million of cash payments incurred for restructuring activities in 2007. This includes payments for attrition programs (including the special attrition program, or SAP, and the BSP) and other costs incurred to redeploy machinery and equipment and rationalize underutilized capacity (especially related to the mid-sized light truck product range).

AAM’s liquidity position as of December 31, 2007:

•	Cash and cash equivalents was approximately $343 million.

•	Cash and availability under credit facilities was approximately $1.1 billion.

•	Net debt outstanding was approximately $515 million.

•	Net debt to capitalization ratio was approximately 36%.
AAM’s sales and production outlook for the major light truck product programs it supports N.A. for GM and Chrysler LLC. :
Fourth quarter 2007 and full year 2007:
•	Fourth quarter 2007 program volumes were down approximately 4.5% as compared to the fourth quarter 2006.

•	Full year 2007 program volumes were down approximately 3.5% as compared to 2006.

•	Full year sales in 2007 were approximately $3.25 billion.

•	AAM's content-per-vehicle of $1,292 was up approximately 5% as compared to 2006.
First quarter 2008 and full year 2008:
•	Full year 2008 program volumes are expected to be down approximately 8%-9% as compared to 2007.

•	First half 2008 program volumes are expected to be down approximately 15% as compared to 2007.

•	AAM’s content-per-vehicle in 2008 is expected to increase approximately 1%-2% as compared to 2007.
AAM’s capital spending outlook:

•	AAM expects full year capital spending in 2008 to be approximately $190-$200 million.
AAM’s quoted business backlog:

•	AAM is currently bidding on approximately $800 million of new business, most of which is non-GM business.
A copy of the Company’s AANY presentation can be found at the Company’s investor relations website at www.aam.com .
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our current expectations regarding AAM’s special attrition program and other restructuring activities, sales and production outlook, earnings outlook, cash flow outlook, capital spending outlook and new business backlog, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are described in the press release furnished as Exhibit 99.1 and Exhibit 99.2 and discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
The information contained in this Current Report shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
     Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing

99.1	Press release dated January 17, 2008	Furnished with this Report

99.2	Press release dated January 17, 2008	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: January 17, 2008	By:	/s/ Michael K. Simonte

Michael K. Simonte Group Vice President – Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press release dated January 17, 2008	7-9

99.2	Press release dated January 17, 2008	10-11

6